Exhibit 10.64

MATERIALS TRANSFER AGREEMENT

This Agreement is among Advanced Cell Technology, Inc. (“ACT”), Philip Damiani Ph.D. (“The Institution”) and  CARLOS T. MORAES Ph.D. (“Researcher”).  The Institution and the Researcher are collectively referred to in this Agreement as the “Recipients.”

The parties hereby agree as follows:

1.              Requested Materials. The term “Materials” shall mean the following tangible materials that are requested by Researcher and furnished by ACT under the terms of this Agreement:

Gaur fetal tissue—brain, tongue, tongue/lower jaw, heart, intestine, liver, kidney, skin, muscle (leg), eye, hind foot (hoof)

ACT 00-011 cell line—bovine adult male holstein

ACT 00-014 cell line gaur adult male

samples gaur 1-6; cow 1-4

“Materials” shall also include any other materials routinely produced through use of such tangible materials, including, for example, any progeny derived from a cell line, monoclonal antibodies produced by hybridoma cells, DNA or RNA replicated from isolated DNA or RNA, recombinant proteins produced by a recombinant cell line, recombinant proteins produced through use of isolated DNA or RNA, and substances routinely purified from any source material included in the materials (such as recombinant proteins isolated from a cell extract or supernatant by non-proprietary affinity purification methods).

2.                Limited Use of Materials. The Recipients agree to use the Materials only for the following experimental research under the direct supervision of Researcher, and not for any other purpose:

Mitochondria Evaluation

DNA Markers

The Recipients shall use the Materials only in compliance with all applicable federal, state and local laws and regulations. The Recipients shall not use the Materials in any in vivo experiments on human subjects without the prior written consent of ACT

3.               Limited Disposition of Materials.   The Materials shall remain on the premises of the Institution. The Recipient shall not distribute any Materials to any third party other than employees or students of Institution who are working under the supervision of Researcher. Upon completion of the research, or sooner at the request of ACT, the Recipient shall at the instruction of ACT either destroy or return any unused Materials.

4.               Ownership of Materials.   The Recipient acknowledges and agrees that all title and intellectual property rights in the Materials are and shall be owned by ACT. The Recipient agrees to execute and deliver and documents of assignment or conveyance to effectuate the ownership rights of ACT in the Materials.

5.               Ownership of Intellectual Property.   The Researcher shall promptly inform ACT they intend to commercialize, to file a patent application claiming, or to assert any intellectual property rights in any research results obtained using the Materials. ACT agrees to negotiate in good faith their respective ownership of the research results and any intellectual property rights therein based on their relative contributions to such rights and on any applicable laws relating to ownership of such rights, including without limitation those relating to inventorship and authorship.

6.               License Option to ACT.   Recipients shall notify ACT promptly of any discoveries, inventions, data, modifications, new substances, and other results of any research using the Materials (“Research Results”).    To the extent permitted by law and any conflicting obligations to non-profit sponsors of research, the Recipient hereby grants ACT a first option to obtain an exclusive, worldwide license under any intellectual property rights in any Research Results (the “License Option”).   ACT may exercise the License Option upon written notice and the Recipient within thirty (30) days from the date upon which ACT receives notice of the relevant Research Results. In the event that ACT elects to exercise the License Option, the parties shall attempt to negotiate in good faith to license agreement containing commercially reasonable terms and pricing.   If the parties are unable to reach agreement within ninety (90) days after the date upon which ACT exercised the license option (the “Negotiation Period”).   Then the Recipient will be free to offer such rights to third parties; provided, however, that for a period of one (1) year after the Negotiation Period the Recipient may only offer such rights to third parties on terms and pricing which in the aggregate are no more favorable than those last offered to ACT, unless the more favorable terms and pricing have first been offered in writing to ACT and either (i) ACT has declined in writing to accept such terms and pricing or (ii) ACT has not responded after a period of thirty (30) days from the date of such offer. The Recipient shall not use the Materials in research that is subject to a licensing obligation to another commercial entity without the prior written consent of ACT.

7.               Publication Rights. Researcher shall have the unrestricted right to publish the results of any research using the Materials; however, in order to prevent the inadvertent loss of patent rights, the Recipients shall provide ACT with pre-prints or abstracts of any proposed presentation or paper describing any Research Results at least sixty (60) days prior to publication.

8.              No Warranties.  Any Materials delivered pursuant to this Agreement are understood to be experimental in nature and may have hazardous properties.  ACT MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. WITH RESPECT TO THE MATERIALS, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.

9.               Indemnification. The Recipient assumes all liability for damages which may arise from the use, storage, or disposal of the Materials. To the extent permitted by applicable law, ACT agrees to indemnify, defend, and hold harmless its directors, officers, representatives, employees, and agent gains all losses, expenses (including without limitation any legal expenses), claims, demands, suits, or other actions arising from the use, storage, or disposal of the Materials by the Recipient, except to the extent caused by the recklessness or willful misconduct of ACT.

The parties hereby execute this Agreement effective as the date last written below.

INSTITUTION		RESEARCHER

By:	/s/ Tom Gill	By:	/s/ Carlos T. Moraes
Name:	TOM GILL	Name:
Title:	DIRECTOR OF RESEARCH ADMINISTRATION	Title:
Date:	2/23/00	Date:	2/23/00

ADVANCED CELL TECHNOLOGY		Carlos T. Moraes, Ph.D.
Dept. of Neurology-UMSM
1501 N.W. 9th Avenue
By:	/s/ Jose B. Cibelli	Miami, Florida 33136
Name:	Jose B. Cibelli, Ph.D.
Title:	Vice President of Research
Date: